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                                                                     Exhibit (n)

INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our Firm under the heading "Independent auditors" in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment No. 1 to the Registration Statement of Eaton Vance Floating-Rate Income Trust on Form N-2 filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-115087) and under the Investment Company Act of 1940, as amended (Registration No. 811-21574).

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 24, 2004